Exhibit 99.4

EXECUTIVE VICE PRESIDENT OF NUCLEAR & TECHNICAL SERVICES

Effective: January 1, 2021

EVP of Nuclear & Technical Services 2021 MIP

EXECUTIVE VICE PRESIDENT OF NUCLEAR & TECHNICAL SERVICES

PURPOSE: To define the compensation plan for the EXECUTIVE VICE PRESIDENT (“EVP”) OF NUCLEAR & TECHNICAL SERVICES.

SCOPE: Perma-Fix Environmental Services, Inc.

POLICY: The Compensation Plan is designed to retain, motivate and reward the incumbent to support and achieve the business, operating and financial objectives of Perma-Fix Environmental Services, Inc. (the “Company”).

BASE SALARY: The Base Salary indicated below is paid in equal periodic installments per the regularly scheduled payroll.

PERFORMANCE INCENTIVE COMPENSATION: Performance Incentive Compensation is available based on the Company’s financial results noted in the EVP OF NUCLEAR & TECHNICAL SERVICES MIP Matrix below. Effective date of plan is January 1, 2021 and incentive will be for entire year of 2021. Performance incentive compensation will be paid on or about 90 days after year-end, or sooner, based on final Form 10-K financial statement.

ACKNOWLEDGEMENT: Payment of Performance Incentive Compensation of any type will be forfeited, unless the Human Resources Department has received a signed acknowledgement of receipt of the Compensation Plan prior to the applicable payment date.

INTERPRETATIONS: The Compensation Committee of the Board of Directors retains the right to modify, change or terminate the Compensation Plan at any time and for any reason. It also reserves the right to determine the final interpretation of any provision contained in the Compensation Plan and it reserves the right to modify or change the Revenue and EBITDA Targets as defined herein in the event of the sale or disposition of any of the assets of the Company. While the plan is intended to represent all situations and circumstances, some issues may not easily be addressed. The Compensation Committee will endeavor to review all standard and non-standard issues related to the Compensation Plan and will provide quick interpretations that are in the best interest of the Company, its shareholders and the incumbent.

EXECUTIVE VICE PRESIDENT OF NUCLEAR & TECHNICAL SERVICES

Base Pay and Performance Incentive Compensation Targets

The compensation for the below named individual as follows:

Annualized Base Pay:	$280,000
Performance Incentive Compensation Target (at 100% of Plan):	$140,000
Total Annual Target Compensation (at 100% of Plan):	$420,000

The Performance Incentive Compensation Target is based on the EVP of NUCLEAR & TECHNICAL SERVICES MIP Matrix below.

Perma-Fix Environmental Serivces, Inc.

2021 Management Incentive Plan

EVP OF NUCLEAR & TECHNICAL SERVICES MIP MATRIX

	Performance Target Achieved
	<60%	60%-74%	75%-89%	90%-110%	111%-129%	130%-150%	>150%

Revenue	$-	$1,400	$7,000	$14,000	$20,000	$28,000	$34,000

EBITDA	-	8,400	42,000	84,000	120,000	168,000	204,000

Health & Safety	-	2,100	10,500	21,000	21,000	21,000	21,000

Cost Performance Incentive	-	2,100	10,500	21,000	21,000	21,000	21,000
	$-	$14,000	$70,000	$140,000	$182,000	$238,000	$280,000

1)	Revenue is defined as the total consolidated third-party top line revenue as publicly reported in the Company’s 2021 financial statements. The percentage achieved is determined by comparing the actual consolidated revenue for 2021 to the Board approved Revenue Target for 2021, which is $101,810,000. The Board reserves the right to modify or change the Revenue Targets as defined herein in the event of the sale or disposition of any of the assets of the Company or in the event of an acquisition.

2)	EBITDA is defined as earnings before interest, taxes, depreciation, and amortization from continuing and discontinued operations, including PF Medical. The percentage achieved is determined by comparing the actual EBITDA to the Board approved EBITDA Target for 2021, which is $3,623,000. The Board reserves the right to modify or change the EBITDA Targets as defined herein in the event of the sale or disposition of any of the assets of the Company or in the event of an acquisition.

3)	The Health and Safety Incentive target is based upon the actual number of Worker’s Compensation Lost Time Accidents in the Company’s Services Segment, as provided by the Company’s Worker’s Compensation carrier. The Corporate Controller will submit a report on a quarterly basis documenting and confirming the number of Worker’s Compensation Lost Time Accidents, supported by the Worker’s Compensation Loss Report provided by the company’s carrier or broker. Such claims will be identified on the loss report as “indemnity claims.” The following number of Worker’s Compensation Lost Time Accidents and corresponding Performance Target Thresholds has been established for the annual Incentive Compensation Plan calculation for 2021.

Work Comp. Claim Number	Performance Target Achieved
4	60%-74%
3	75%-89%
2	90%-110%
1	111%-129%
1	130%-150%
1	>150%

4)	Cost Performance incentive is earned/determined by maintaining project performance metrics for all Firm Fixed Price task orders and projects to include monitoring Cost Performance Index (CPI) based on recognized earned value calculations. As defined through monthly project reviews, all CPI metrics should exceed 1.0 for Nuclear Services Projects. A cumulative CPI (CCPI) will be calculated from all fixed cost contracts. The following CCPI and corresponding Performance Target Thresholds have been established for annual incentive compensation plan calculation for 2021.

CPI (if CCPI is)	Performance Target Achieved
<.0.60	(n/a)
0.60-0.74	60%-74%
0.75-0.89	75%-89%
0.90-1.10	90%-110%
1.11-1.29	111%-129%
1.30-1.50	130%-150%
>1.50	>150%

5)	No performance incentive compensation will be payable for achieving the health and safety, and CPI, and revenue targets unless a minimum of 60% of the EBITDA Target is achieved.

Performance Incentive Compensation Payment

Effective date of plan is January 1, 2021. Performance incentive compensation will be paid on or about 90 days after year-end, or sooner, based on final Form 10-K financial statement.

In no event will Performance Incentive Compensation paid to all Executive Officers as a group exceed 50% of Pretax Net Income computed prior to the calculation of bonus expense. If applicable, Incentive Compensation payments will be reduced on a pro-rata basis, so not to exceed 50% of Pretax Net Income.

ACKNOWLEDGMENT:

I acknowledge receipt of the aforementioned EVP OF NUCLEAR & TECHNICAL SERVICES 2021 - Compensation Plan. I have read and understand and accept employment under the terms and conditions set forth therein.

/s/ Andy Lombardo	1/25/21
Andrew Lombardo	Date

/s/ Larry Shelton	1/25/21
Board of Directors	Date